UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 5, 2016

Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

849 Mitten Road

Burlingame, California 94010

(Address of principal executive offices, including zip code)

(650) 697-3939

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

Effective September 8th, 2015, Pulse Biosciences, Inc. entered into an employment agreement with Darrin R. Uecker to serve as the Company’s President and Chief Executive Officer.  Provisions of the agreement provided Mr. Uecker the right to receive an option to purchase shares of the Company’s Common Stock subsequent to the completion of the then planned initial public offering (“IPO”) of the Company’s Common Stock such that Mr. Uecker would hold options to purchase shares equal to 3% of the Company’s post-IPO fully diluted equity with an exercise price equal to $4.00 per share, the planned IPO price.

Effective October 5, 2016, Mr. Uecker offered, and the Company accepted, to forgo receipt of such grant until such time the Company’s shareholders approve a new equity incentive plan or an increase in the number of shares available under the existing plan.  In exchange for Mr. Uecker forgoing receipt of the post-IPO option grant, the Company agreed to amend Mr. Uecker’s employment agreement (the “Amendment”) so that Mr. Uecker will receive (i) an option grant to purchase 187,286 shares of the Company’s Common Stock, which is a number of shares equal to the number of shares he would have been entitled to receive upon completion of the IPO, and (ii) a restricted stock grant equal in value to (A) the difference between the exercise price previously agreed to for the post-IPO option grant, which was $4.00 per share, and the exercise price on the date of the deferral grant, multiplied by (B) 187,286.  In the event of a change of control that precedes the aforementioned option grant while Mr. Uecker is still an employee of the Company, Mr. Uecker would be entitled to receive a cash bonus equal to the consideration he would have received as a holder of 187,286 vested options to purchase the Company’s  Common Stock at an exercise price of $4.00 per share. The Compensation Committee and the Board of Directors believe that the amendment to Mr. Uecker’s employment agreement does not materially change the value of the compensation originally afforded Mr. Uecker.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

10.1	Amendment to Employment Agreement by and between Darrin R. Uecker and Pulse Biosciences, Inc. dated October 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Senior Vice President and Chief Financial Officer

Date: October 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement by and between Darrin R. Uecker and Pulse Biosciences, Inc. dated October 5, 2016.